SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 14, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2013, Perma-Fix Environmental Services, Inc.’s (the “Company”), with the approval of its Compensation and Stock Option Committee and the Company’s Board of Directors, entered into a Separation and Release Agreement (“Agreement”) with Christopher Leichtweis (“Leichtweis”), the Company’s Senior Vice President and President of Safety and Ecology Holdings Corporation and its subsidiaries (Safety and Ecology Corporation or “SEC”).  Pursuant to the Agreement:

(i)	effective May 24, 2013 (“Separation Date”), Leichtweis voluntarily terminates and retires as an employee of the Company, Senior Vice President of the Company and President of SEC;

(ii)
the Parties agreed that, effective as of the Separation Date, the Employment Agreement dated October 31, 2011 (“Employment Agreement”) between the Company and Leichtweis is terminated and becomes null and void, except for the “Confidentiality of Trade Secrets and Business Information” (“Section 7”) clause of the Employment Agreement.  No severance and Special Bonus (as defined in the Employment Agreement) are payable to Leichtweis under the Employment Agreement.  Leichtweis will be paid all accrued salary, vacation and any benefit under the employee’s benefit plan to Separation Date.  Leichtweis voluntary termination of employment with the Company is for reasons other than for “Good Reason”  (as defined by Leichtweis Employment Agreement) and is within the meaning of Treasury Regulation § 1.409A-1(h)(1) as of the Separation Date;

(iii)
the Management Incentive Plan (“MIP”) effective as of November 1, 2011, as amended on July 12, 2012, for the benefit of Leichtweis is forfeited and cancelled.  No payment is payable under the MIP as of the Separation Date;

(iv)
A nonqualified stock option (the “Option”) granted to Leichtweis on October 31, 2011, in accordance with a Non-Qualified Stock Option Agreement, which provides for the purchase of up to 250,000 shares of the Company’s common stock at $1.35 per share pursuant to the Employment Agreement will be forfeited 30 days after the Separation Date.  Within 30 days after Separation Date, Leichtweis has the option to exercise 62,500 options (amount vested) to purchase 62,500 shares of the Company’s common stock;

(v)
the Company generally releases Leichtweis from and against all claims against Leichtweis under the Employment Agreement except for claims against Leichtweis under “Section 7” of the Employment Agreement; and

(vi)	Leichtweis releases the Company and its subsidiaries and all of their representatives, officers, directors, employees and affiliates from and against any and all Claims (as defined in the Agreement).

As part of the Agreement, the Company also entered into a Consulting Services Agreement (“Consulting Agreement”), dated as of the Separation Date and will terminate on July 23, 2014, unless sooner terminated by either party with prior 30 days written notice.  The Consulting Agreement provides for compensation at an hourly rate of $135 and reasonable travel and other expenses.  Pursuant to the Consulting Agreement, the consultant will be subject to a fourteen months confidentiality and non-complete agreement (as defined) from date of execution of the Consulting Agreement.

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The foregoing description of the Separation and Release Agreement and Consulting Services Agreement do not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation and Release Agreement and Consulting Services Agreement, copies which are attached hereto as Exhibit 99.1 and 99.2 and are incorporated herein in its entirety by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Separation and Release Agreement dated May 14, 2013 by and between Christopher Leichtweis and Perma-Fix Environmental Services, Inc.

99.2	Consulting Services Agreement dated May 24, 2013 by and between Christopher Leichtweis and Perma-Fix Environmental Services, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 17, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Lou Centofanti
Dr. Louis F. Centofanti, President and
Chief Executive

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